May 11, 1999

                                OFFER TO PURCHASE


BETWEEN:          ROZANDA  LYN  SKALBANIA,  as  Vendor          (RLS)
                  RLS  is  a  resident  of  Canada


AND:               649.COM,  INC.,  as  Purchaser               (SIXF)
                   SIXF  is  a  private  company  incorporated  in  Alberta


RLS filed a patent pending on April 23, 1999 (copy attached as Schedule A) which forms part of this agreement. RLS has also instructed the patent attorney (Bruce Green) to file two additional patents which are related to the first patent.

The patents refer initially to two concepts for playing the 6/49 lottery on the Internet. The first concept is when a bet is made on the Web site 649.com, there is an instant draw of the 6 numbers out of 49 on the Internet screen. A player knows immediately if he has won or lost, and it is intended to insure the first prize payment.

The second concept is the play for fun 6/49 concept on the Internet. Substantial prizes are put up by advertisers (automobiles, etc.). Should in a negotiated number of plays the automobile is not won then the automobile is owned by the casino and another vehicle is provided by the advertisers and so on.

The third related patent pending is to play the 6/49 lottery on stand-along electronic video machines that are normally located wherever electronic gaming video machines are permitted. Again, the unique concept of the patent is that, upon selecting six numbers out of forty-nine on the stand-along video machine, six numbers are randomly computer generated immediately in front of the player such that, for a $1.00 wager, the player will know instantly whether he has won $1,000,000 (the prize for selecting six numbers out of forty-nine.

This is SIXF's Offer to Purchase from RLS 100% of her rights and interests in the three patents pending as outlined.

It  is  understood  that  a  public company, Market Formulation & Research, Inc.
(MFRC) has agreed to purchase 100% of the shares of SIXF for 6,500,000 common shares of MFRC - post-split of shares, (a copy of this agreement is attached to this offer as Schedule B).


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Terms  and  Conditions:
----------------------

1. Price: 1,500,000 shares of the above 6,500,000 shares of MFRC. It is understood that these shares are reg. 144 shares and have certain SEC restrictions.

2.     Closing  date:  Same  date  as  MFRC  closes  on the acquisition of SIXF.

3.     Representations  and  Warranties  required  of the Purchaser on or before
       -------------------------------------------------------------------------
       Closing:
       -------
     a)     that  he  is  legally  entitled  to  enter  into  this  agreement,
     b)     that  SIXF  will  be  sold  to  MFRC  as outlined on a timely basis,
     c) that MFRC is a public trading company listed on the OTC Electronic Bulletin Board essentially in full compliance with all regulations,

4.     Representations  and  Warranties  required  of  the  Vendor  on or before
       -------------------------------------------------------------------------
       Closing:
       -------
     a)     that  she  is  legally  entitled  to  enter  into  this transaction,
     b)     that  the  patents  pending  are  free and clear of all liabilities.

5.     Miscellaneous  General  Conditions:
       ----------------------------------
     a) time is of the essence and this agreement is governed by the laws of Alberta,
    b) On execution this is a binding agreement but both parties understand that additional documentation may yet be necessary to properly outline this transaction. In particular, the documents may need to be modified to conform to SEC regulations and to mutually minimize both present and future income tax implications.

6. This Offer is subject to MFRC completing its purchase of 100% of SIXF for 6,500,000 shares of MFRC.

                              SIGNED:
                              ROZANDA  LYN  SKALBANIA

                              /s/  Rozanda  Lyn  Skalbania


AGREED:
649.COM,  INC.

/s/  Irene  Poole